Exhibit 99.1

FOR IMMEDIATE RELEASE                                               October 18, 2019

Tandy Leather Factory Announces Non-Reliance on Prior Financial Statements

FORT WORTH, TEXAS - Tandy Leather Factory, Inc., (NASDAQ: TLF) the world's largest specialty retailer of leather and leathercraft related items, announced today that its previously issued financial statements included in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q should no longer be relied upon, as a result of misstatements primarily relating to the Company's methods of valuation and expensing of costs of inventory and related issues, which were first identified by management as a result of a deeper analysis of legacy systems and practices that have been in place for many years.  The Company is continuing its analysis and quantification of these issues and is now in the process of addressing them by replacing these systems and making improvements to its accounting practices.  Detailed information on the nature of the issues and the preliminary estimated magnitude of the financial statement impacts, as well as the Company's ongoing analysis and remediation efforts, can be found in a Current Report on Form 8-K filed with the SEC today.   The Company expects to restate the financial statements noted above as soon as practicable and expects that it will not be able to file its Quarterly Reports on Form 10-Q for the quarters and year-to-date periods ended June 30, 2019 and September 30, 2019 until after the conclusion of its restatement process.

None of the accounting issues are expected to impact reported sales or cash for any periods, including prior periods.  Operating cash flows for the year to date period ended June 30, 2019 were $5.6 million, with ending cash and U.S. Treasury balances of $20.3 million at June 30, 2019.  At September 30, 2019, cash and U.S. Treasury balances increased $2.3 million to $22.6 million.  Further, the Company had no outstanding debt at June 30, 2019 or September 30, 2019.

Janet Carr, Tandy's Chief Executive Officer, said, "While we were disappointed to discover these prior accounting issues, we are committed to providing accurate and transparent financial statements as soon as possible.  We are also working hard to improve our practices, to replace legacy systems, and to strengthen our controls.  And none of this changes the fundamental economic value equation for Tandy Leather.  We remain dominant in our category, we are strengthening our brand and offerings, we have excellent cash flow, a strong balance sheet, and no debt."

The Company also announced today that Tina Castillo, Tandy's Chief Financial Officer and Treasurer, has notified the Company that she will be stepping down from those positions effective today.  A search for a new CFO will be launched immediately, and Ms. Castillo has agreed to stay on in another role through the end of February 2020 to provide transition.   An experienced Interim CFO has been appointed effective October 21, 2019 and will serve until a permanent replacement is appointed.  Additional information on these changes can also be found in the Form 8-K filed with the SEC today.

Tandy Leather Factory, Inc., (http://www.tandyleather.com), headquartered in Fort Worth, Texas, is a specialty retailer of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 115 North American stores located in 42 US states and 7 Canadian provinces, and one International store located in Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory's email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact: Janet Carr, Tandy Leather Factory, Inc., (817) 872-3200 or jcarr@tandyleather.com

This news release reflects the Company's current views about the restatement and the accounting periods affected and other matters that constitute "forward-looking" statements, as such term is defined by the federal securities laws. You can identify forward-looking statements by terminology such as "may," "will," "intend," "could," "should," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," "outlook," "forecast," "future," or "continue," the negative of such terms or other comparable terminology. These forward-looking statements are subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. These risks and uncertainties include, but are not limited to, the results and effect of the Company's review of its accounting entries and practices, any related SEC enforcement action, the ability of the Company to file its periodic reports, the impact on the Company's business and the risks identified in the Company's periodic filings under the Securities Exchange Act of 1934. Because these forward-looking statements are subject to risks and uncertainties, actual developments and results may differ materially from those express or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.